Table of Contents

As filed with the Securities and Exchange Commission on July 19, 2024.

Registration No. 333-280074

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNS Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	82-2318545
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. John Climaco

Chief Executive Officer

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri Johnathan Duncan ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 724-6847 Fax: (202) 778-6460	Ron Ben-Bassat Eric Victorson Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated July 19, 2024

Up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Pre-Funded Warrants to Purchase up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Series F Common Warrants to Purchase up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Series G Common Warrants to Purchase up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Shares of Common Stock Underlying such Pre-Funded Warrants

Up to 8,771,930 Shares of Common Stock Underlying such Series F Common Warrants

Up to 8,771,930 Shares of Common Stock Underlying such Series G Common Warrants

CNS Pharmaceuticals, Inc.

We are offering on a reasonable best efforts basis up to 8,771,930 shares of our common stock together with series F warrants (each, a “Series F warrant”) to purchase up to 8,771,930 shares of our common stock and series G warrants (each, a “Series G warrant” and together with the Series F warrant, the “common warrants”) to purchase up to 8,771,930 shares of our common stock, based on an assumed combined public offering price of $1.14 per share and accompanying common warrants (the last reported sale price of our common stock on The Nasdaq Capital Market (“Nasdaq”) on July 18, 2024). Each common warrant will be exercisable for one share of our common stock and have an assumed exercise price of $1.14 per share (or 100% of the assumed offering price per share and accompanying common warrants). Each common warrant will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the common warrants (the “Warrant Stockholder Approval”), provided however, if the Pricing Conditions (as defined below) are met, the Warrant Stockholder Approval will not be required and the common warrant will be exercisable upon issuance (the “Initial Exercise Date”). The Series F warrants will expire five years from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable and the Series G warrants will expire 18 months from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable. The shares of common stock and common warrants will be issued separately and will be immediately separable upon issuance but will be purchased together in this offering. This prospectus also relates to the shares of common stock issuable upon exercise of the common warrants sold in this offering. As used herein “Pricing Conditions” means that the combined public offering price per share and accompanying common warrants is such that the Warrant Stockholder Approval is not required under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the common warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the common warrants) meet the pricing requirements under Nasdaq’s rules.

We are also offering pre-funded warrants (the “pre-funded warrants” and together with the common warrants, the “warrants”) to purchase up to 8,771,930 shares of common stock to those investors whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of common stock and has an exercise price of $0.001 per share. The combined purchase price per pre-funded warrant and accompanying common warrants is equal to $5.349, which is equal to the combined purchase price per share of common stock and accompanying common warrants less $0.001. Each pre-funded warrant will be exercisable immediately upon issuance and may be exercised at any time until exercised in full. The pre-funded warrants and common warrants will be issued separately and will be immediately separable upon issuance but will be purchased together in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

We refer to the common stock and warrants to be sold in this offering collectively as the “securities.”

These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated ______, 2024 between us and such purchasers. The securities are expected to be issued in a single closing and the combined public offering price per share of common stock or pre-funded warrant and accompanying common warrants will be fixed for the duration of this offering. We will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us.

Our common stock is listed on Nasdaq under the symbol “CNSP.” On July 18, 2024 the last reported sale price of our common stock on Nasdaq was $1.14 per share. The actual number of securities, the combined offering price per share of common stock or pre-funded warrant and accompanying common warrants and the exercise price per share of common stock for the accompanying common warrants will be as determined between us, the placement agents and the investors in this offering based on market conditions at the time of pricing. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for the securities, which may be substantially lower than the assumed price used in this prospectus. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange or other trading system.

We have engaged A.G.P./Alliance Global Partners to act as our lead placement agent and Brookline Capital Markets, a division of Arcadia Securities, LLC as co-placement agent (together, the “placement agents”) in connection with this offering. The placement agents have agreed to use their reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agents are not purchasing or selling any of the securities we are offering and the placement agents are not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to compensate the placement agents as set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. This offering will end no later than August 16, 2024, except that the shares of common stock underlying the warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and accompanying Common Warrants	Per Pre-Funded Warrant and accompanying Common Warrants	Total
Public offering price	$	$	$
Placement agent fees (1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	We have agreed to pay the placement agents a cash fee equal to 6.5% of the aggregate proceeds of this offering and to reimburse the placement agents for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 27 of this prospectus for a description of the compensation to be received by the placement agents.
(2)	The amount of the proceeds to us presented in this table does not give effect to any exercise of the warrants.

Delivery of the shares and warrants is expected to be made on or about __________, 2024, subject to satisfaction of customary closing conditions.

__________________

Lead Placement Agent

A.G.P.

Co- Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus is                       , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agents have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agents have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. References in this prospectus to “we”, “us”, “its”, “our” or the “Company” are to CNS Pharmaceuticals, Inc., as appropriate to the context.

Overview

We are a clinical pharmaceutical company organized as a Nevada corporation in July 2017 to focus on the development of anti-cancer drug candidates for the treatment of brain and central nervous system tumors, based on intellectual property that we license under license agreements with Houston Pharmaceuticals, Inc. (“HPI”) and The University of Texas M.D. Anderson Cancer Center (“UTMDACC”) and own pursuant to a collaboration and asset purchase agreement with Reata Pharmaceuticals, Inc. (“Reata”).

We believe our lead drug candidate, Berubicin, may be a significant development in the treatment of Glioblastoma and other CNS malignancies, and if approved by the U.S. Food and Drug Administration (“FDA”), could give Glioblastoma patients an important new therapeutic alternative to the current standard of care. Glioblastomas are tumors that arise from astrocytes, which are star-shaped cells making up the supportive tissue of the brain. These tumors are usually highly malignant (cancerous) because the cells reproduce quickly, and they are supported by a large network of blood vessels. Berubicin is an anthracycline, which is a class of drugs that are among the most powerful and extensively used chemotherapy drugs known. Based on limited clinical data, we believe Berubicin is the first anthracycline that appears to cross the blood brain barrier in significant concentrations targeting brain cancer cells. While our focus is currently on the development of Berubicin, we are also in the process of attempting to secure intellectual property rights to additional compounds that we plan to develop into drugs to treat CNS and other cancers.

Berubicin was discovered at UTMDACC by Dr. Waldemar Priebe, the founder of the Company. Through a series of transactions, Berubicin was initially licensed to Reata. Reata initiated several Phase I clinical trials with Berubicin for CNS malignancies, one of which was for malignant gliomas, but subsequently allowed their IND with the FDA to lapse for strategic reasons. This required us to obtain a new IND for Berubicin before beginning further clinical trials. On December 17, 2020, we announced that our IND application with the FDA for Berubicin for the treatment of Glioblastoma Multiforme was in effect. We initiated this trial for patient enrollment during the second quarter of 2021 with the first patient dosed during the third quarter of 2021 to investigate the safety and efficacy of Berubicin in adults with Glioblastoma Multiforme who have failed first-line therapy. The first patient on the trial was treated during the third quarter of 2021. Correspondence between the Company and the FDA resulted in modifications to our initial trial design, including designating overall survival (OS) as the primary endpoint of the study. OS is a rigorous endpoint that the FDA has recognized as a basis for approval of oncology drugs when a statistically significant improvement can be shown relative to a randomized control arm.

The current trial being conducted will evaluate the safety and efficacy of Berubicin in patients with Glioblastoma Multiforme who have failed primary treatment for their disease, and results will be compared to the safety and efficacy of Lomustine, a current standard of care in this setting, with a 2 to 1 randomization of the 252 patients to Berubicin or Lomustine. Patients receiving Berubicin are administered a 2-hour IV infusion of 7.5 mg/m2 berubicin hydrochloride daily for three consecutive days followed by 18 days off (a 21-day cycle). Lomustine is administered orally once every six weeks. The trial design included a pre-planned, non-binding interim futility analysis. We reached the criteria required by the study protocol to conduct this interim futility analysis, which an independent Data Safety Monitoring Board (“DSMB”) is responsible for conducting. The DSMB’s charter mandated that they review the primary endpoint, Overall Survival, as well as secondary endpoints and safety data to determine whether the efficacy data for the risk-benefit profile warrants modification or discontinuation of the study. On December 18, 2023, we released the DSMB’s recommendation which was to continue the study without modification. Management remains blinded to the data underlying the recommendation of the DSMB. Even if Berubicin is approved, there is no assurance that patients will choose an infusion treatment, as compared to the current standard of care, which requires oral administration.

We do not have manufacturing facilities and all manufacturing activities are contracted out to third parties. Additionally, we do not have a sales organization.

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On November 21, 2017, we entered into a Collaboration and Asset Purchase Agreement with Reata (the “Reata Agreement”). Pursuant to the Reata Agreement we purchased all of Reata’s intellectual property and development data regarding Berubicin, including all trade secrets, knowhow, confidential information and other intellectual property rights.

On December 28, 2017, we obtained the rights to a worldwide, exclusive royalty-bearing, license to the chemical compound commonly known as Berubicin from HPI in an agreement we refer to as the HPI License. HPI is affiliated with Dr. Priebe, who controls a majority of our shares. Under the HPI License we obtained the exclusive right to develop certain chemical compounds for use in the treatment of cancer anywhere in the world. In the HPI License we agreed to pay HPI: (i) development fees of $750,000 over a three-year period beginning November 2019; (ii) a 2% royalty on net sales; (iii) a $50,000 per year license fee; (iv) milestone payments of $100,000 upon the commencement of a Phase II trial and $1.0 million upon the approval of a New Drug Application (“NDA”) for Berubicin; and (v) 134 shares of our common stock. The patents we licensed from HPI expired in March 2020. On May 14, 2024, the Company provided notice to HPI of its intent to terminate the HPI License effective on or about July 14, 2024.

On June 10, 2020, the FDA granted Orphan Drug Designation (“ODD”) for Berubicin for the treatment of malignant gliomas. ODD from the FDA is available for drugs targeting diseases with less than 200,000 cases per year. ODD may enable market exclusivity of 7 years from the date of approval of a NDA in the United States. During that period the FDA generally could not approve another product containing the same drug for the same designated indication. Orphan drug exclusivity will not bar approval of another product under certain circumstances, including if a subsequent product with the same active ingredient for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if the company with orphan drug exclusivity is not able to meet market demand. The ODD now constitutes our primary intellectual property protections although the Company is exploring if there are other patents that could be filed related to Berubicin to extend additional protections.

We believe we have obtained all rights and intellectual property necessary to develop Berubicin. As stated earlier, it is our plan to obtain additional intellectual property covering other compounds which, subject to the receipt of additional financing, may be developed into drugs for brain and other cancers.

On May 7, 2020, pursuant to the WP1244 portfolio license agreement described below, the Company entered into a Sponsored Research Agreement with UTMDACC to perform research relating to novel anticancer agents targeting CNS malignancies. The Company agreed to fund approximately $1,134,000 over a two-year period. The Company paid and recorded $334,000 in 2020 related to this agreement in research and development expenses in the Company’s statements of operations. The remaining $800,000 was paid in 2021. The principal investigator for this agreement is Dr. Priebe. The work conducted under this Sponsored Research Agreement has produced a new mesylate salt of WP1244 termed WP1874. We believe the enhanced solubility of this salt may increase its ability to be formulated for use in an IV infusion, while maintaining similar potency and toxicity characteristics. As such, WP1874 will be the primary focus in any development efforts of the WP1244 portfolio. This agreement was extended and expired on March 31, 2023.

Recent Developments

On January 10, 2020, we entered into a Patent and Technology License Agreement (the “WP1244 Agreement”) with The Board of Regents of The University of Texas System, an agency of the State of Texas, on behalf of the UTMDACC. Pursuant to the WP1244 Agreement, we obtained a royalty-bearing, worldwide, exclusive license to certain intellectual property rights. On April 25, 2024, UTMDACC provided notice to us if its intent to terminate the WP1244 Agreement for failure to pay the annual maintenance fee and certain expenses, and on May 25, 2024 the WP1244 Agreement was terminated.

At our 2024 annual meeting, our stockholders approved an amendment to our amended and restated articles of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of our common stock, at a split ratio of between 1-for-2 and 1-for-50 as determined by our board of directors in their sole discretion, prior to the one-year anniversary of the annual meeting. Pursuant to such authority granted by our stockholders, our board of directors approved a one-for-fifty reverse stock split of our common stock and the filing of the Amendment to effectuate the reverse stock split. The Amendment was filed with the Secretary of State of the State of Nevada and the reverse stock split became effective in accordance with the terms of the Amendment at 4:01 p.m. Eastern Time on June 4, 2025 (the “Effective Time”). The Amendment provided that, at the Effective Time, every fifty shares of our issued and outstanding common stock was automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, which will remain $0.001. Unless the context expressly dictates otherwise, all reference to share and per share amounts referred to herein reflect the one-for-fifty reverse stock split.

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June 14, 2024, Offering

On June 14, 2024, we entered into Securities Purchase Agreements (the “June 14 Purchase Agreements”) with institutional investors (collectively, the “June 14 Investors”) for the sale of 336,000 shares of our common stock and pre-funded warrants to purchase up to an aggregate of 30,000 shares of common stock in lieu thereof (the “June 14 Pre-Funded Warrants”) in a registered direct offering (the “June 14 Offering”). In a concurrent private placement (the “June 14 Private Placement”), we also sold to the June 14 Investors unregistered warrants to purchase up to an aggregate of 366,000 shares of common stock (the “Series C Common Warrants”). The combined purchase price of one share of common stock (or June 14 Pre-Funded Warrant in lieu thereof) and accompanying Series C Common Warrant was $3.75. The closing of the June 14 Offering and June 14 Private Placement occurred on June 17, 2024 (the “June 14 Offering Closing Date”).

Subject to certain ownership limitations, each of the Series C Common Warrants was immediately exercisable, has an exercise price of $3.62 per share, and will expire five years from the date of issuance (issued June 17, 2024). The Series C Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Series C Common Warrants. The holder of a Series C Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Series C Common Warrants will have the right to receive the Black Scholes Value (as defined in the Series C Common Warrants) of its Series C Common Warrants calculated pursuant to a formula set forth in the Series C Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of June 14 Common Stock.

Pursuant to the June 14 Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the June 14 Offering Closing Date, subject to certain exceptions. The June 14 Investors agreed to waive the foregoing restriction in connection with the June 26 Offering (defined below). In addition, we agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the June 14 Purchase Agreement) until 180 days after the June 14 Offering Closing Date, subject to certain exceptions.

On June 14, 2024, we entered into a financial advisory agreement with A.G.P./Alliance Global Partners (“AGP”), pursuant to which we agreed to pay AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the June 14 Offering and June 14 Private Placement. We also agreed to reimburse AGP for up to $80,000 in legal fees and expenses.

June 26, 2024, Offering

On June 26, 2024, we entered into Securities Purchase Agreements (the “June 26 Purchase Agreements”) with institutional investors (collectively, the “June 26 Investors”) for the sale of 568,000 shares of our common stock in a registered direct offering (the “June 26 Offering”). In a concurrent private placement (the “June 26 Private Placement”), we also sold to the June 26 Investors unregistered warrants to purchase up to an aggregate of 568,000 shares of common stock (the “Series D Common Warrants”). The combined purchase price of one share of common stock and accompanying Series D Common Warrant was $2.45. The closing of the June 26 Offering and June 26 Private Placement occurred on June 27, 2024 (the “June 26 Offering Closing Date”).

Subject to certain ownership limitations, each of the Series D Common Warrants was immediately exercisable, has an exercise price of $2.32 per share, and will expire five years from the date of issuance (issued June 27, 2024). The Series D Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Series D Common Warrants. The holder of a Series D Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the June 26 Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Series D Common Warrants will have the right to receive the Black Scholes Value (as defined in the Series D Common Warrants) of its Series D Common Warrants calculated pursuant to a formula set forth in the Series D Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

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Pursuant to the June 26 Purchase Agreements, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the June 26 Offering Closing Date, subject to certain exceptions. The June 26 Investors agreed to waive the foregoing restriction connection with the July 2024 Offering (defined below). In addition, we agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the June 26 Purchase Agreements) until 180 days after the June 26 Offering Closing Date, subject to certain exceptions.

On June 26, 2024, we entered into a financial advisory agreement with AGP, pursuant to which we paid AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the June 26 Offering and June 26 Private Placement. We also agreed to reimburse AGP for up to $80,000 in legal fees and expenses.

July 3, 2024, Offering

On July 3, 2024, we entered into Securities Purchase Agreements (the “July 2024 Purchase Agreements”) with institutional investors (collectively, the “July 2024 Investors”) for the sale of 1,425,000 shares (the “July 2024 Shares”) of our common stock in a registered direct offering (the “July 2024 Offering”). In a concurrent private placement (the “July 2024 Private Placement”), we also sold to the July 2024 Investors unregistered warrants to purchase up to an aggregate of 1,425,000 shares of common stock (the “Series E Common Warrants”). The combined purchase price of one share of common stock and accompanying Series E Common Warrant was $1.39. The closing of the July 2024 Offering and July 2024 Private Placement occurred on July 5, 2024 (the “July 2024 Offering Closing Date”).

Subject to certain ownership limitations, each of the Series E Common Warrants is immediately exercisable, will have an exercise price of $1.26 per share, and expire five years from the date of issuance (issued July 5, 2024). The Series E Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Series E Common Warrants. The holder of a Series E Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the July 2024 Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Series E Common Warrants will have the right to receive the Black Scholes Value (as defined in the Series E Common Warrants) of its Series E Common Warrants calculated pursuant to a formula set forth in the Series E Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of July 2024 Common Stock.

 We agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the July 2024 Offering Closing Date, subject to certain exceptions. In addition, we agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the July 2024 Purchase Agreement) until 180 days after the July 2024 Offering Closing Date, subject to certain exceptions.

On July 3, 2024, we entered into a financial advisory agreement with AGP, pursuant to which we paid AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the June 2024 Offering and June 2024 Private Placement. We also agreed to reimburse AGP for up to $65,000 in legal fees and expenses.

Company Information

Our principal executive offices are located at 2100 West Loop South, Suite 900, Houston, TX 77027 and our telephone number is (800) 946-9185. Our website address is www.cnspharma.com. The information on or accessible through our website is not part of this prospectus.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we may remain an emerging company for up to five years from the closing of our initial public offering in November 2019. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 8 of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference herein.

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The Offering

Common stock we are offering	Up to 8,771,930 shares of common stock based on an assumed combined public offering price of $1.14 per share of common stock and accompanying common warrants, which is equal to the last sale price of our common stock as reported by Nasdaq on July 18, 2024.
Pre-funded warrants we are offering	We are also offering up to 8,771,930 pre-funded warrants to purchase up to 8,771,930 shares of common stock in lieu of shares of common stock to any purchaser whose purchase of shares of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser’s election, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of common stock, will have an exercise price of $0.001 per share, will be immediately exercisable, and may be exercised at any time until exercised in full. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
Common warrants we are offering	We are also offering up to 8,771,930 Series F warrants to purchase up to 8,771,930 shares of common stock and up to 8,771,930 Series G warrants to purchase up to 8,771,930 shares of common stock. Each common warrant will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrant Stockholder Approval will not be required and the common warrant will be exercisable on the Initial Exercise Date. The Series F warrants will expire five years from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable and the Series G warrants will expire 18 months from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.
Common stock outstanding immediately before this offering	2,868,274 shares
Common stock outstanding immediately after this offering	11,640,204 shares, assuming no sale of any pre-funded warrants and assuming none of the common warrants issued in this offering are exercised.
Use of proceeds	We estimate that the net proceeds from this offering will be approximately $9.2 million, based on an assumed combined public offering price of $1.14 per share, which is the closing price of our common stock as reported on NASDAQ on July 18, 2024, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the proceeds from this offering primarily to fund our CNS-201 trial, which is a global potentially pivotal trial of Berubicin for Glioblastoma, for other research and development, and for working capital. See “Use of Proceeds.”
Reasonable best efforts offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agents. The placement agents are not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 27 of this prospectus.

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Amendment to outstanding common warrants	In connection with this offering, we may amend the terms of outstanding Series A and Series B common warrants to purchase up to an aggregate of 595,776 shares of our common stock, which were previously issued and/or amended on February 1, 2024 in connection with our January 2024 offering, to reduce the exercise price of such warrants to equal the exercise price of the common warrants sold in this offering, and to extend the term during which those warrants could remain exercisable to the term of the Series F and Series G common warrants sold in this offering, respectively. See “Description of Common Warrants – Amendment to Outstanding Inducement Warrants” for more information on the shareholder approval requirements to effect such amendment.
Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.
Nasdaq listing symbol	Our common stock is listed on Nasdaq under the symbol “CNSP.” There is no established trading market for the common warrants or pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the common warrants or pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants and pre-funded warrants will be limited.

The number of shares of common stock to be outstanding after this is based on 2,868,274 shares outstanding as of July 18, 2024, and excludes:

• 2,976,483 shares of common stock underlying outstanding warrants at a weighted average exercise price of $8.49 per share;

• 12,177 shares of common stock underlying outstanding options with a weighted average exercise price of $558.85 per share, which options vest over a three to four-year period;

• 6,052 shares of common stock underlying Restricted Stock Units which vest over a four-year period and Performance Units which vest based on our performance against predefined share price targets and the achievement of Positive Interim, Clinical Data as defined by the Board;

• 69,979 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan; and

• the shares of common stock issuable upon exercise of the pre-funded warrants and the common warrants issued in this offering.

Except as otherwise indicated, the information in this prospectus assumes no exercise of options or exercise of warrants or sale of pre-funded warrants in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

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Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks and uncertainties discussed below and those discussed under “Risk Factors” in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein in their entirety. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

The results of the interim analysis of our CNS-201 trial may not be indicative of the final results from this trial.

We reached the criteria required by the study protocol for our CNS-201 trial to conduct a pre-planned, non-binding futility analysis, which an independent Data Safety Monitoring Board (“DSMB”) reviewed on an unblinded basis to determine whether or not to recommend continuing the study. The DSMB reviewed the number of deaths in each arm to ensure that the overall survival of patients receiving Berubicin shows at least a statistically significant comparability to those receiving Lomustine as defined in the protocol. In December 2023, we released the conclusion of the DSMB in its entirety as provided to the Company, which was that we continue our CNS-201 trial without modification. Management remains blinded to the data underlying the recommendation of the DSMB. The conclusions of the DSMB may not be indicative of the final results of our CNS-201 trial, which we will not have until year end 2024 at the earliest.

We are not in compliance with Nasdaq’s continued listing requirements. If we are unable to regain compliance with the listing requirements of Nasdaq, our common stock will be delisted from Nasdaq which could have a material adverse effect on our financial condition and could make it more difficult for shareholders to sell their shares.

Our common stock is listed on Nasdaq, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.

On August 17, 2023, we were notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market that we were not in compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b). On February 27, 2024, the Staff notified us that we did not comply with the $1.00 minimum bid price requirement set forth under Listing Rule 5550(a)(2). On February 14, 2024, we were notified that because we had not regained compliance with the Nasdaq equity requirement, our securities would be delisted unless it requested a hearing. On February 21, 2024, we requested a hearing, which was held on April 18, 2024.

On May 6, 2024, we received notification from the Nasdaq Hearings Panel (“Panel”) that it has granted an extension until July 15, 2024, to demonstrate compliance with Listing Rules 5550(a)(2) and 5550(b). On July 12, 2024, we requested an extension of this time period until August 12, 2024. As of the date hereof, we have not received notice from the Panel on our request, This offering is part of a plan to meet the milestones set forth by the Panel, but such plan will require, among other items, the completion of the maximum amount of this financing and our ability to raise additional financing in the short term, for which we have no commitments. As this is a “best efforts” offering, there is no assurance that this offering will allow us to meet a portion of the milestones set forth by the Panel.

Delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors and general investors that will consider investing in our common stock, a reduction in the number of market makers in our common stock, a reduction in the availability of information concerning the trading prices and volume of our common stock, a reduction in the number of broker-dealers willing to execute trades in shares of our common stock or interest in business development opportunities. Further, we would likely become a “penny stock”, which would make trading of our common stock more difficult.

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We completed a reverse stock split on June 4, 2024 in an effort to regain compliance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price for shares of our common stock.

As discussed above, we are required to demonstrate compliance with the bid price requirements of Listing Rules 5550(a)(2) prior to July 15, 2024. Our board of directors approved a one-for-fifty (1:50) reverse stock split of our common stock, which became effective at 4:01 p.m. Eastern Time on June 4, 2024. We cannot predict the effect that the reverse stock split will have on the market price for shares of our common stock, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Even if the reverse stock split has a positive effect on the market price for shares of our common stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our common stock following the reverse stock split.

Furthermore, even if the reverse stock split does result in an increased market price per share of our common stock, the market price per share following the reverse stock split may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our common stock after a reverse stock split could be lower than the total market capitalization before the reverse stock split. Also, even if there is an initial increase in the market price per share of our common stock after a reverse stock split, the market price many not remain at that level.

If the market price of shares of our common stock declines following the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split due to decreased liquidity in the market for our common stock. Accordingly, the total market capitalization of our common stock following the reverse stock split could be lower than the total market capitalization before the reverse stock split.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our common stock to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering primarily to fund our CNS-201 trial, which is a global potentially pivotal trial of Berubicin for glioblastoma, for other research and development, and for working capital. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We will require substantial funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

We are using the proceeds from this offering to, among other uses, advance Berubicin through clinical development, including our current CNS-201 trial, which is a global potentially pivotal trial of Berubicin for glioblastoma. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. We will require substantial additional future capital in order to complete clinical development and commercialize Berubicin. If the FDA requires that we perform additional nonclinical studies or clinical trials, our expenses would further increase beyond what we currently expect and the anticipated timing of any potential approval of Berubicin would likely be delayed. Further, there can be no assurance that the costs we will need to incur to obtain regulatory approval of Berubicin will not increase.

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We will continue to require substantial additional capital to continue our clinical development and commercialization activities. Because successful development of our product candidates is uncertain, we are unable to estimate the actual amount of funding we will require to complete research and development and commercialize our products under development.

We estimate that we will require additional financing of approximately $13 to $15 million (before taking into account the expected proceeds from this offering) to complete the CNS-201 trial, which is a global potentially pivotal trial of Berubicin for glioblastoma, plus such additional working capital to fund our operations and other pre-clinical programs during the pendency of the trial. We believe that our existing cash and cash equivalents plus the proceeds from this offering (assuming we complete the maximum offering of which there is no assurance) will be sufficient to meet our projected operating requirements into the second quarter of 2025. Such projections are subject to changes in our internally funded preclinical and clinical activities, including unplanned preclinical and clinical activity. The timing and costs of clinical trials are difficult to predict and as such the foregoing estimates may prove to be inaccurate. We have no commitments for such additional needed financing and will likely be required to raise such financing through the sale of additional equity or debt securities.

The amount and timing of our future funding requirements will depend on many factors, including but not limited to:

•	whether our plan for clinical trials will be completed on a timely basis;
•	whether we are successful in obtaining an accelerated approval pathway with the FDA related to Berubicin;
•	the progress, costs, results of and timing of our clinical trials for Berubicin;
•	the outcome, costs and timing of seeking and obtaining FDA and any other regulatory approvals;
•	the costs associated with securing and establishing commercialization and manufacturing capabilities;
•	market acceptance of our product candidates;
•	the costs of acquiring, licensing or investing in businesses, products, product candidates and technologies;
•	our ability to maintain, expand and enforce the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
•	our need and ability to hire additional management and scientific and medical personnel;
•	the effect of competing drug candidates and new product approvals;
•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and
•	the economic and other terms, timing of and success of our existing licensing arrangements and any collaboration, licensing or other arrangements into which we may enter in the future.

Some of these factors are outside of our control. We may seek additional funding through a combination of equity offerings, debt financings, government or other third-party funding, commercialization, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us.

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Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share of common stock and related common warrants and the public offering price of each pre-funded warrant and related common warrants will be substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming the sale of 8,771,930 shares of our common stock and accompanying warrants to purchase up to 17,543,860 shares of common stock at an assumed combined public offering price of $1.14 per share, the closing sale price per share of our common stock on Nasdaq on July 18, 2024, assuming no sale of any pre-funded warrants in this offering, no exercise of the warrants being offered in this offering and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution in pro forma as adjusted net tangible book value of approximately $0.38 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our common stock in this offering, you will incur further dilution.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We will require additional, substantial financing in order to complete our clinical trials. We intend to seek to raise additional funds for our operations, to finance acquisitions or to develop strategic relationships by issuing equity or convertible debt securities in addition to the securities issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common or preferred stock. Our amended and restated articles of incorporation authorize us to issue up to 300,000,000 shares of common stock and 5,000,000 shares of preferred stock. Future issuances of common or preferred stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share. In addition, any newly issued preferred stock could have rights, preferences and privileges senior to those of the common stock. Those rights, preferences and privileges could include, among other things, the establishment of dividends that must be paid prior to declaring or paying dividends or other distributions to holders of our common stock or providing for preferential liquidation rights. These rights, preferences and privileges could negatively affect the rights of holders of our common stock, and the right to convert such preferred stock into shares of our common stock at a rate or price that would have a dilutive effect on the outstanding shares of our common stock.

There is no public market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

If we are required to obtain Warrant Stockholder Approval, until we are able to receive such approval the common warrants will not be exercisable, and if we are unable to obtain such approval the common warrants will have no value.

If we are required to obtain Warrant Stockholder Approval, the common warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval from our stockholders. While we intend to promptly seek stockholder approval, if required, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common warrants will have no value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Holders of our common warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of our common warrants and pre-funded warrants acquire shares of our common stock upon exercise of such common warrants or pre-funded warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of such common warrants or pre-funded warrants. Upon exercise of the common warrants or pre-funded warrants, holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the common warrants and pre-funded warrants, public holders will only be able to exercise such common warrants and pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the common warrants and pre-funded warrants will be fewer than it would have been had such holders exercised their common warrants or pre-funded warrants for cash. We will do our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The common warrants and pre-funded warrants are speculative in nature.

The common warrants and pre-funded warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share and holders of the common warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price per share equal to the public offering price of shares of common stock in this offering. Moreover, following this offering, the market value of the pre-funded warrants and common warrants will be uncertain and there can be no assurance that the market value of such warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

This is a “best efforts” offering. No minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agents have agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

We may be required to repurchase the common warrants, which may prevent or deter a third party from acquiring us.

The common warrants provide that in the event of a “Fundamental Transaction” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock), each common warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the common warrant for a purchase price in cash equal to the Black-Scholes value (as calculated under the warrant agreement) of the then remaining unexercised portion of such common warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

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If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of the securities will be the sole source of gain, if any, for the foreseeable future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our ability to obtain additional funding to develop our product candidates;

•	the need to obtain regulatory approval of our product candidates;

•	the success of our clinical trials through all phases of clinical development;

•	compliance with obligations under intellectual property licenses with third parties;

•	any delays in regulatory review and approval of product candidates in clinical development;

•	our ability to commercialize our product candidates;

•	market acceptance of our product candidates;

•	competition from existing products or new products that may emerge;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth; and

•	our ability to attract and retain key personnel to manage our business effectively.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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Use of Proceeds

We estimate that the net proceeds from the offering will be approximately $9.2 million, assuming we complete the maximum offering pursuant to this prospectus, after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agents’ fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $6.8 million, $4.5 million, and $2.1 million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and assuming no issuance of any pre-funded warrants and assuming no exercise of the common warrants. The combined public offering price per share (or pre-funded warrant) and common warrants will be fixed for the duration of this offering.

We intend to use the net proceeds for (i) our CNS-201 trial, which is a global potentially pivotal trial of Berubicin for glioblastoma; (ii) other research and development; and (iii) working capital.

We estimate that our CNS-201 trial will cost approximately $13 to $15 million (excluding such additional working capital to fund our operations and other pre-clinical programs during the pendency of the trial) and, as such, we will require significant additional financing even if we complete the maximum offering hereunder. The timing and costs of clinical trials are difficult to predict and as such the foregoing estimates may prove to be inaccurate. We have no commitments for such additional needed financing, and will likely be required to raise such financing through the sale of additional equity securities, which may occur at prices lower than the offering price of our common stock in this offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. treasury bills and similar securities investments pending their use.

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Dilution

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of common stock (and pre-funded warrants) and related common warrants sold in this offering and the as adjusted net tangible book value per shares of common stock after this offering.

As of March 31, 2024, our as reported net tangible book value was $(4.4) million, or $(20.76) per share of common stock or $(11.29) per share of common stock reflecting the issuance of 178,260 shares of common stock resulting from the exercise of previously issued pre-funded warrants subsequent to March 31, 2024. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock after the offering. After giving effect to: (i) the issuance of 336,000 shares issued in the offering which closed on June 17, 2024; (ii) 29,993 shares issued upon exercise of pre-funded warrants issued in the offering which closed on June 17, 2024; (iii) the issuance of 568,000 shares issued in the offering which closed June 27, 2024; (iv) the issuance of 1,425,000 shares issued in the offering which closed on July 5, 2024; (v) 117,642 shares issued subsequent to March 31, 2024 related to the round-up election of our 1:50 reverse split; and (vi) the sale of shares of common stock and accompanying common warrants in this offering at an assumed offering price of $1.14 per share, which was the closing price of our common stock as reported on Nasdaq on July 18, 2024, and after deducting underwriting commissions and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to March 31, 2024, our proforma as adjusted net tangible book value would have been $0.76 per share. This represents an immediate increase in net tangible book value on a proforma basis of $12.05 per share to our existing stockholders and immediate dilution of $0.38 per share to new investors purchasing securities at the proposed public offering price. The dilution figures assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any common warrants issued in this offering. The following table illustrates the dilution in net tangible book value per share to new investors as of March 31, 2024:

Assumed public offering price per share and accompanying common warrants		$1.14
Historical net tangible book value per share at March 31, 2024 (proforma – reflecting the issuance of 178,260 shares of common stock resulting from the exercise of previously issued pre-funded warrants)	$(11.29)
Increase in net tangible book value per share to the existing stockholders on a proforma basis attributable to ––this offering.	$12.05
Proforma net tangible book value per share after this offering		$0.76
Dilution in net tangible book value per share to new investors on a proforma basis		$0.38

Each $0.25 increase (decrease) in the assumed public offering price of $1.14 per share, would increase (decrease) our proforma as adjusted net tangible book value per share to existing investors by $0.17, and would increase (decrease) dilution per share to new investors in this offering by $0.08, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of 1,000,000 shares offered by us would increase (decrease) our as adjusted net tangible book value per share by $(0.02) and the dilution per share to new investors purchasing securities in this offering by $(0.02) assuming that the assumed public offering price remains the same, and after deducting placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the placement agents at pricing.

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The number of shares of common stock to be outstanding after this offering is based on 213,379 shares outstanding as of March 31, 2024 and excludes:

• 2,976,483 shares of common stock underlying outstanding warrants at a weighted average exercise price of $8.49 per share;

• 6,847 shares of common stock underlying outstanding options with a weighted average exercise price of $983.82 per share, which options vest over a three to four-year period;

• 722 shares of common stock underlying Restricted Stock Units which vest over a four-year period and Performance Units which vest based on our performance against predefined share price targets and the achievement of Positive Interim, Clinical Data as defined by the Board;

• 10,639 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan; and

• the shares of common stock issuable upon exercise of the pre-funded warrants and the common warrants issued in this offering.

The discussion and table above assume no exercise of the common warrants. To the extent that the warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024:

•	on an actual basis;

•	on a pro forma basis to give effect to the issuance of 178,260 shares of common stock result from the exercise of previously issued pre-funded warrants;

•	on a pro forma as adjusted basis to give further effect to: (i) the issuance of 336,000 shares issued in the offering which closed on June 17, 2024; (ii) 29,993 shares issued upon exercise of pre-funded warrants issued in the offering which closed on June 17, 2024; (iii) the issuance of 568,000 shares issued in the offering which closed June 27, 2024; (iv) the issuance of 1,425,000 shares issued in the offering which closed on July 5, 2024; (v) 117,642 shares issued subsequent to March 31, 2024 related to the round-up election of our 1:50 reverse split; and (vi) the issuance and sale of shares of our common stock and accompanying warrants in this offering at an assumed offering price of $1.14 per share, which was the closing price of our common stock as reported on Nasdaq on July 18, 2024, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of pre-funded warrants and no exercise of warrants.

Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which are incorporated by reference into this prospectus.

	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$815,226	$824,139	$14,145,576
Notes Payable	213,104	213,104	213,104
Stockholders’ equity (deficit):
Common stock, par value $0.0001 per share: 75,000,000 shares authorized as of March 31, 2024 (increased to 300,000,000 on May 2, 2024); 213,379 shares issued and outstanding as of March 31, 2024; 391,639 shares issued and outstanding pro forma; 11,640,204 shares issued and outstanding pro forma as adjusted;	213	391	11,640
Additional paid-in capital	68,680,913	68,689,648	81,999,836
Accumulated deficit	(73,111,651)	(73,111,651)	(73,111,651)

Total stockholders’ equity (deficit)	(4,430,525)	(4,421,612)	8,899,825

Total capitalization	$(4,217,421)	$(4,208,508)	$9,112,929

A $0.25 increase or decrease in the assumed public offering price of $1.14 per share, which was the closing price of our common stock as reported on Nasdaq on July 18, 2024, would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $2,050,438, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any pre-funded warrants and no exercise of warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. An increase or decrease of 1,000,000 in the number of shares of common stock and common warrants offered by us would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by $1,065,900, assuming that the assumed public offering price remains the same, assuming no sale of any pre-funded warrants and no exercise of warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us, the placement agent, and the investors at pricing.

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Description of Capital Stock

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein, and the applicable provisions of the Nevada Revised Statutes.

Our amended and restated articles of incorporation authorize us to issue up to 300,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. We have no shares of preferred stock outstanding. Our amended and restated articles of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Articles of Incorporation and Bylaw Provisions

Our amended and restated articles of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our amended and restated articles of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See “Preferred Stock” above.

Nevada Takeover Statute

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our amended and restated articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

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Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our amended and restated articles of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes.

Listing

Our common stock is listed on Nasdaq under the symbol “CNSP”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust.

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Description of OUTSTANDING WARRANTS

The following summary of certain terms and provisions of our outstanding warrants is not complete and is subject to, and qualified in its entirety by, the provisions of such warrants, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

In October 2023, we entered into a warrant exercise inducement offer letter with a holder of certain existing warrants to purchase common stock (the “Existing Warrants”) to receive new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 200% of the number of warrant shares issued pursuant to the exercise of such Existing Warrants, pursuant to which the warrant holder agreed to exercise for cash its Existing Warrants to purchase up to 37,560 shares of our common stock, at $64.00 per share, in exchange for our agreement to issue Inducement Warrants to purchase up to 75,120 shares of our common stock. On January 29, 2024, we entered into a warrant amendment agreement pursuant to which we agreed, subject to stockholder approval, to amend the Inducement Warrants to purchase up to an aggregate of 75,120 shares of common stock at an exercise price of $64.00 per share and a termination date of October 16, 2028, so that the amended warrants will have a reduced exercise price of $15.00 per share and a new termination date of February 1, 2029. The requisite stockholder approval for the amendments was obtained at the Registrant’s 2024 Annual Meeting of Stockholders held on April 30, 2024.

On February 1, 2024, we issued to investors in a public offering, (i) registered Series A Warrants to purchase up to an aggregate of 266,667 shares of common stock (the “Series A Warrants”); and (ii) registered Series B Warrants to purchase up to an aggregate of 266,667 shares of common stock (the “Series B Warrants”). Subject to certain ownership limitations, each of the Series A Warrants and Series B Warrants was immediately exercisable and has an exercise price of $15.00 per share. The Series A Warrants and will expire five years from the date of issuance (issued February 1, 2024), and the Series B Warrants and will expire 18 months from the date of issuance (issued February 1, 2024).

In our June 14 Offering we issued to the June 14 Investors unregistered warrants to purchase up to an aggregate of 366,000 shares of common stock (the “Series C Common Warrants”). Subject to certain ownership limitations, each of the Series C Common Warrants was immediately exercisable, has an exercise price of $3.62 per share, and will expire five years from the date of issuance (issued June 17, 2024).

In our June 26 Offering we issued to the June 26 Investors unregistered warrants to purchase up to an aggregate of 568,000 shares of common stock (the “Series D Common Warrants”). Subject to certain ownership limitations, each of the Series D Common Warrants was immediately exercisable, has an exercise price of $2.45 per share, and will expire five years from the date of issuance (issued June 27, 2024).

In our July 2024 Offering we issued to the July 2024 Investors unregistered warrants to purchase up to an aggregate of 1,425,000 shares of common stock (the “Series E Common Warrants”). Subject to certain ownership limitations, each of the Series E Common Warrants was immediately exercisable, has an exercise price of $1.26 per share, and will expire five years from the date of issuance (issued July 5, 2024).

The Series C Common Warrants, the Series D Common Warrants, and the Series E Common Warrants are collectively referred to as the “CDE Warrants.” The CDE Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the CDE Warrants. The holder of a CDE Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the CDE Warrants will have the right to receive the Black Scholes Value (as defined in the CDE Warrants) of its CDE Warrants calculated pursuant to a formula set forth in the CDE Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our common stock.

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Description of PRE-FUNDED WARRANTS

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Form. The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the holder’s purchase of pre-funded warrants, such holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the pre-funded warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the pre-funded warrants to the holders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

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Description of COMMON WARRANTS

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Series F Warrant

Form. The Series F warrants will be issued as individual warrant agreements to the investors. You should review the form of Series F warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Series F warrants.

Exercisability. The Series F warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Series F warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series F warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F warrants. Purchasers of Series F warrants in this offering may also elect prior to the issuance of the Series F warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Series F warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The Series F warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrant Stockholder Approval will not be required and the Series F warrants will be exercisable on the Initial Exercise Date. The Series F warrants will expire five years from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable. The exercise price per whole share of our common stock purchasable upon the exercise of the Series F warrants would be $1.14 per share of common stock (or 100% of the assumed offering price per share and accompanying common warrants). The exercise price of the Series F warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the holder’s purchase of Series F warrants, such holder exercises its Series F warrants and a registration statement registering the issuance of the shares of common stock underlying the Series F warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Series F warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Series F warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Series F warrants to the holders.

Transferability. Subject to applicable laws, the Series F warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Series F warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Series F warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the Series F warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series F warrants will be entitled to receive upon exercise of the Series F warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F warrants immediately prior to such fundamental transaction. In the case of certain fundamental transactions affecting us, a holder of Series F warrants, upon exercise of such warrants after such fundamental transaction, will have the right to receive, in lieu of shares of our common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Series F warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Series F warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Series F warrants.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Series F warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series F warrant.

Series G Warrant

Form. The Series G warrants will be issued as individual warrant agreements to the investors. You should review the form of Series G warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Series G warrants.

Exercisability. The Series G warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Series G warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series G warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G warrants. Purchasers of Series G warrants in this offering may also elect prior to the issuance of the Series G warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Series G warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The Series G warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrant Stockholder Approval will not be required and the Series G warrants will be exercisable on the Initial Exercise Date. The Series G warrants will expire 18 months from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable. The exercise price per whole share of our common stock purchasable upon the exercise of the Series G warrants would be $1.14 per share of common stock (or 100% of the assumed offering price per share and accompanying common warrants). The exercise price of the Series G warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the holder’s purchase of Series G warrants, such holder exercises its Series G warrants and a registration statement registering the issuance of the shares of common stock underlying the Series G warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Series G warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Series G warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Series G warrants to the holders.

Transferability. Subject to applicable laws, the Series G warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Series G warrant to us together with the appropriate instruments of transfer.

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Exchange Listing. We do not plan on applying to list the Series G warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series G warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series G warrants will be entitled to receive upon exercise of the Series G warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series G warrants immediately prior to such fundamental transaction. In the case of certain fundamental transactions affecting us, a holder of Series G warrants, upon exercise of such warrants after such fundamental transaction, will have the right to receive, in lieu of shares of our common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Series G warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Series G warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Series G warrants.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Series G warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series G warrant.

Amendment to Outstanding Inducement Warrants

In connection with the offering pursuant to this prospectus, we may amend the terms of certain outstanding warrants (the “Prior Warrants”) to purchase up to 595,776 shares of our common stock to reduce the exercise price of such Prior Warrants to: (i) equal the exercise price of the common warrants sold in this offering; and (ii) extend the term during which the Prior Warrants could remain exercisable to the term of the common warrants sold in this offering. The amendment of the Prior Warrants may be subject to shareholder approval. If such shareholder approval is not obtained by the date that is six months following the initial date of issuance of the Prior Warrants, then we may offer to (i) automatically amend the exercise price of the Prior Warrants to be the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of our common stock on the date that is six months following the initial date of issuance (or prior amendment if subsequent to such issuance date) of the Prior Warrants (if and only if such new exercise price on the repricing date is lower than the exercise price of the Prior Warrants then in effect), and (ii) extend the expiration date of the Prior Warrants to the date that is five (5) years from the issuance date of the Series F common warrants.

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PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our lead placement agent and Brookline Capital Markets, a division of Arcadia Securities, LLC has agreed to act as our co-placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated __________, 2024. The placement agents are not purchasing or selling any of the securities offered by this prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. We will enter into a securities purchase agreement (the “purchase agreement”) directly with the investors who purchase our securities in this offering, at the investors’ option. Investors who do not enter into the purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We expect this offering to be completed not later than one business day following the commencement of the offering and we will deliver the securities being issued to each investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus and we will deliver all securities to be issued in connection with this offering delivery versus payment (DVP)/receipt versus payment (RVP) upon receipt of investor funds received by us. We expect to deliver the securities being offered pursuant to this prospectus on or about __________, 2024.

We have agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof.

Placement Agent Fees, Commissions and Expenses

This offering is being conducted on a reasonable best efforts basis and the placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. Upon the closing of this offering, we will pay the placement agents a cash transaction fee equal to 6.5% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agents for up to $75,000 for the placement agents’ legal fees and up to $25,000 of the aggregate gross proceeds of the offering for certain reasonable non-accountable fees and expenses.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all the shares of common stock we are offering and no exercise of any warrants.

	Per Share and Accompanying Common Warrants		Per Pre-Funded Warrant and Accompanying Common Warrants		Total
Public offering price		$–		$–		$–
Placement agent fees	$		$		$
Proceeds, before expenses, to us	$		$		$

We estimate that the total expenses of the offering payable by us, excluding the total placement agent fees, will be approximately $200,000.

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Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the closing of this offering, without first obtaining the written consent of the lead placement agent. Specifically, these individuals have agreed, in part, not to:

• sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

• enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise;

• make any demand for or exercise any right with respect to the registration of any of our securities;

• publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge;

• or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, we will not (i) conduct any issuances of our common stock for a period of 45 days following closing of this offering or (ii) enter into a variable rate transaction (as defined in the purchase agreement) for a period of 90 days following closing of this offering; provided that following the closing date of this offering we will be permitted to enter into an agreement in connection with an “at the market” offering under Rule 415(a)(4) under the Securities Act and make sales thereunder.

Regulation M

Each placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agents:

• may not engage in any stabilization activity in connection with our securities; and

• may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Listing

Our common stock is listed on Nasdaq under the symbol “CNSP.” There is no established public market for the common warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants or pre-funded warrants on any national securities exchange.

Discretionary Accounts

The placement agents do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other Relationships

In October 2023, we completed the warrant inducement transaction. We engaged A.G.P./Alliance Global Partners (“AGP") to act as our financial advisor in connection with the transaction and paid A.G.P./Alliance Global Partners a fee of $145,000. In December 2023, we engaged A.G.P./Alliance Global Partners to act as our lead placement agent in connection with a registered offering and paid A.G.P./Alliance Global Partners a fee of $279,222.

In January 2024, we completed a public offering of our securities. In connection therewith, we entered into a placement agency agreement with AGP and Maxim Group LLC (“Maxim” and collectively with AGP, the “January Placement Agents”) pursuant to which we agreed to pay the January Placement Agents  an aggregate fee equal to 7% of the gross proceeds received by us from the sale of the securities in the transaction. We also agreed to reimburse the January Placement Agents for (i) up to $75,000 for the placement agents’ legal fees, (ii) up to $25,000 of the aggregate gross proceeds of the offering for certain reasonable non-accountable fees and expenses and (iii) closing costs (including the reimbursement of the reasonable out-of-pocket cost of the escrow agent or clearing agent) in an amount up to $10,000.

In mid June 2024, we completed a registered direct offering and concurrent private placement. In connection therewith, we entered into a financial advisory agreement with AGP pursuant to which we agreed to pay AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the offering and private placement. We also agreed to reimburse AGP for up to $80,000 in legal fees and expenses.

In late June 2024, we completed a second registered direct offering and concurrent private placement that month. In connection therewith, we entered into a financial advisory agreement with AGP pursuant to which we agreed to pay AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the offering and private placement. We also agreed to reimburse AGP for up to $80,000 in legal fees and expenses.

In July 2024, we completed a registered direct offering and concurrent private placement. In connection therewith, we entered into a financial advisory agreement with AGP pursuant to which we agreed to pay AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the offering and private placement. We also agreed to reimburse AGP for up to $65,000 in legal fees and expenses.

The placement agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agents and certain of their respective affiliates may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses.

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In the ordinary course of their various business activities, the placement agents and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agents or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agents and their respective affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agents and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC. The placement agents are being represented by Sullivan & Worcester LLP, New York, New York, in connection with this offering.

EXPERTS

The financial statements of the Company as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of MaloneBailey, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

• Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;

• Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 15, 2024;

• Our Current Reports on Form 8-K filed on January 23, 2024; February 2, 2024; February 21, 2024; February 27, 2024; May 3, 2024; May 7, 2024; June 5, 2024; June 14, 2024 (as amended on June 20, 2024), June 26, 2024, July 3, 2024, and July 9, 2024 (as amended on July 12, 2024);

• Our Definitive Proxy Statement on Schedule 14A filed on April 10, 2024; and

• the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 5, 2019, including any amendments or reports filed for the purposes of updating this description, including any exhibits to our Annual Report on Form 10-K.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to CNS Pharmaceuticals, Inc., Attn: Corporate Secretary, 2100 West Loop South, Suite 900, Houston, TX 77027.

You also may access these filings on our website at www.cnspharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the securities being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

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Up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Pre-Funded Warrants to Purchase up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Series F Common Warrants to Purchase up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Series G Common Warrants to Purchase up to 8,771,930 Shares of Common Stock

Up to 8,771,930 Shares of Common Stock Underlying such Pre-Funded Warrants

Up to 8,771,930 Shares of Common Stock Underlying such Series F Common Warrants

Up to 8,771,930 Shares of Common Stock Underlying such Series G Common Warrants

CNS Pharmaceuticals, Inc.

__________________________

Lead Placement Agent

A.G.P.

Co- Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

PROSPECTUS

________________

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of CNS Pharmaceuticals, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than placement agent fees. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant.

Amount to be Paid
SEC Registration fee	$4,428.00
Financial Industry Regulatory Authority, Inc. filing fee	5,000.00
Legal fees and expenses	150,000.00
Accounting fees and expenses	25,000.00
Transfer Agent’s fees	5,000.00
Miscellaneous fees and expenses	15,000.00
Total	$204,428.00

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended and restated, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

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Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act (all share and per share numbers are reflected on a post-split basis for all periods presented):

In September 2020, the Registrant entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, Lincoln Park is committed to purchase up to an aggregate of $15.0 million shares of the Registrant’s common stock over the 36-month term of the agreement. The Registrant issued 135 shares of its common stock to Lincoln Park in consideration for entering into the agreement.

In January 2021, the Registrant entered into a twelve-month agreement with an investor relations firm that included the issuance of 17 restricted shares of common stock. Upon signing the agreement, 5 shares vested immediately, and the remaining 13 shares vested quarterly over the remainder of the agreement. In May 2021, the Registrant entered into a four-month agreement with an investor relations firm that included the issuance of 50 shares of common stock.

In January 2022, the Registrant entered into a Securities Purchase Agreement with several institutional investors for the sale by the Company of (i) 6,327 shares of the Registrant’s common stock, (ii) pre-funded warrants to purchase up to an aggregate of 1,744 shares of common stock and (iii) warrants to purchase up to an aggregate of 8,071 shares of common stock, in a private placement offering. The combined purchase price of one share of common stock (or one pre-funded warrant) and accompanying common warrant was $1,425. H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the offering, pursuant to an engagement letter with the Registrant dated January 5, 2022.

In October 2023, the Registrant entered into a warrant exercise inducement offer letter with a holder of certain existing warrants to purchase common stock (the “Existing Warrants”) to receive new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 200% of the number of warrant shares issued pursuant to the exercise of such Existing Warrants to purchase shares of common stock, pursuant to which the warrant holder agreed to exercise for cash its Existing Warrants to purchase up to 37,560 shares of the Registrant’s common stock, at $64 per share, in exchange for the Registrant’s agreement to issue Inducement Warrants to purchase up to 75,120 shares of the Registrant’s common stock.

On January 29, 2024, the Registrant entered into a warrant amendment agreement pursuant to which it agreed, subject to stockholder approval, to amend the Inducement Warrants to purchase up to an aggregate of 75,120 shares of common stock at an exercise price of $64.00 per share and a termination date of October 16, 2028, so that the amended warrants will have a reduced exercise price of $15.00 per share and a new termination date of February 1, 2029. The requisite stockholder approval for the amendments was obtained at the Registrant’s 2024 Annual Meeting of Stockholders held on April 30, 2024.

On June 14, 2024, the Registrant issued to investors unregistered warrants to purchase up to an aggregate of 366,000 shares of common stock (the Series C Common Warrants). Subject to certain ownership limitations, each of the Series C Common Warrants was immediately exercisable, has an exercise price of $3.62 per share, and will expire five years from the date of issuance (issued June 17, 2024).

On June 26, 2024, the Registrant issued to investors unregistered warrants to purchase up to an aggregate of 568,000 shares of common stock (the Series D Common Warrants). Subject to certain ownership limitations, each of the Series D Common Warrants was immediately exercisable, has an exercise price of $2.45 per share, and will expire five years from the date of issuance (issued June 27, 2024).

On July 5, 2024, the Registrant issued to investors unregistered warrants to purchase up to an aggregate of 1,425,000 shares of common stock (the Series E Common Warrants). Subject to certain ownership limitations, each of the Series E Common Warrants was immediately exercisable, has an exercise price of $1.26 per share, and will expire five years from the date of issuance (issued July 5, 2024).

All of the securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. The issuance of the Inducement Warrants was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Description of Document

1.1***	Form of Placement Agent Agreement

3.1	Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 1-A file no. 024-10855)

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 28, 2022)

3.3	Amended and Restated Bylaws of CNS Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on August 15, 2023)

3.4	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to exhibit 3.1 of the Form 8-K filed May 3, 2024)

3.5	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to exhibit 3.1 of the Form 8-K filed June 5, 2024)

4.1	Form of warrant issued to convertible debt holders (incorporated by reference to Exhibit 3.2 to the Company’s Form 1-A file no. 024-10855)

4.2	Form of Underwriter Warrant (incorporated by reference to Exhibit 3.4 to the Company’s Form 1-A Amendment file no. 024-10855)

4.3	Form of Warrant issued in January 2022 offering (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on January 6, 2022)

4.4	Form of Pre-Funded Warrant issued in January 2022 offering (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Commission on January 6, 2022)

4.5	Form of Pre-Funded Warrant issued in November 2022 offering (incorporated by reference to Exhibit 4.7 to the Company’s Form S-1 Amendment file no. 333-267975)

4.6	Form of Common Warrant issued in November 2022 offering (incorporated by reference to exhibit 4.8 to the Company’s Form S-1 Amendment file no. 333-267975)

4.7	Form of Placement Agent Warrant issued in November 2022 offering (incorporated by reference to exhibit 4.9 to the Company’s Form S-1 file no. 333-267975)

4.8	Form of Inducement Warrant issued in October 2023 offering (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on October 17, 2023)

4.9	Form of Pre-Funded Warrant issued in January 2024 offering (incorporated by reference to exhibit 4.3 of the Form 8-K filed February 2, 2024)

4.10	Form of Series A Common Warrant issued in January 2024 offering (incorporated by reference to exhibit 4.1 of the Form 8-K filed February 2, 2024)

4.11	Form of Series B Common Warrant issued in January 2024 offering (incorporated by reference to exhibit 4.2 of the Form 8-K filed February 2, 2024)

II-3

Exhibit Number	Description of Document

4.12	Form of Pre-Funded Warrant issued in June 14, 2024, offering (incorporated by reference to exhibit 4.1 of the Form 8-K filed June 14, 2024)

4.13	Form of Series C Common Warrant issued in June 14, 2024, offering (incorporated by reference to exhibit 4.2 of the Form 8-K filed June 14, 2024)

4.14	Form of Series D Common Warrant issued in June 26, 2024, offering (incorporated by reference to exhibit 4.1 of the Form 8-K filed June 26, 2024)

4.15	Form of Series E Common Warrant issued in July 3, 2024, offering (incorporated by reference to exhibit 4.1 of the Form 8-K filed July 3, 2024)

4.16***	Form of Pre-Funded Warrant

4.17*	Form of Series F Common Warrant

4.18*	Form of Series G Common Warrant

5.1***	Opinion of ArentFox Schiff, LLP

10.1	Amended And Restated Patent License Agreement effective as of December 28, 2017 between CNS Pharmaceuticals, Inc. and Houston Pharmaceuticals, Inc. (incorporated by reference to Exhibit 6.1 to the Company’s Form 1-A file no. 024-10855)

10.2	Collaboration and Asset Purchase Agreement between CNS Pharmaceuticals, Inc. and Reata Pharmaceuticals, Inc. dated November 21, 2017 (incorporated by reference to Exhibit 6.2 to the Company’s Form 1-A file no. 024-10855)

10.3**	2017 Stock Plan of CNS Pharmaceuticals, Inc. (incorporated by reference to Exhibit 6.3 to the Company’s Form 1-A file no. 024-10855)

10.4**	Employment Agreement between CNS Pharmaceuticals, Inc. and John M. Climaco dated September 1, 2017 (incorporated by reference to Exhibit 6.4 to the Company’s Form 1-A file no. 024-10855)

10.5	Sublicense Agreement between CNS Pharmaceuticals, Inc. and WPD Pharmaceuticals, Inc. dated August 30, 2018 (incorporated by reference to Exhibit 6.6 to the Company’s Form 1-A Amendment file no. 024-10855)

10.6	Sublicense Agreement between CNS Pharmaceuticals, Inc. and Animal Life Sciences, LLC. dated August 31, 2018 (incorporated by reference to Exhibit 6.7 to the Company’s Form 1-A Amendment file no. 024-10855)

10.7**	Employment Letter between CNS Pharmaceuticals, Inc. and Donald Picker (incorporated by reference to Exhibit 10.8 to the Company’s Form S-1 Amendment file no. 333-232443)

10.8**	Employment Letter between CNS Pharmaceuticals, Inc. and Sandra Silberman (incorporated by reference to Exhibit 10.9 to the Company’s Form S-1 Amendment file no. 333-232443)

10.9**	Employment Agreement between CNS Pharmaceuticals, Inc. and Christopher Downs (incorporated by reference to Exhibit 10.10 to the Company’s Form S-1 Amendment file no. 333-232443)

10.10 +	Patent and Technology License Agreement with The Board of Regents of The University of Texas System, an agency of the State of Texas, on behalf of The University of Texas M. D. Anderson Cancer Center, dated January 10, 2020 (incorporated by reference to Exhibit 10.11 to the Company’s Form 10-K filed March 12, 2020)

10.11**	Non-Employee Director Compensation Policy effective July 15, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the Commission on August 12, 2022)

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Exhibit Number	Description of Document

10.12	Development Agreement between CNS Pharmaceuticals, Inc. and WPD Pharmaceuticals dated March 20, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed March 26, 2020)

10.13**	CNS Pharmaceuticals, Inc. 2020 Equity Plan (as amended April 30, 2024) (incorporated by reference to exhibit 10.1 of the Form 8-K filed May 3, 2024)

10.14**	Amendment to Employment Agreement between CNS Pharmaceuticals, Inc. and John Climaco dated September 1, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed September 4, 2020)

10.15	Form of Registration Rights Agreement to investors in January 2022 offering (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Commission on January 6, 2022)

10.16	Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC and Brookline Capital Markets, a division of Arcadia Securities, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the Commission on February 12, 2021)

10.17**	Non-Employee Director Compensation Policy effective July 15, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the Commission on August 12, 2022)

10.18	Form of Placement Agent Agreement in November 2022 offering (incorporated by reference to exhibit 10.21 to the Company’s Form S-1 file no. 333-267975)

10.19	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on October 17, 2023)

10.20	Form of Securities Purchase Agreement from January 2024 offering (incorporated by reference to exhibit 10.1 of the Form 8-K filed February 2, 2024)

10.21	Form of Amendment to Common Stock Purchase Warrants (incorporated by reference to exhibit 10.2 of the Form 8-K filed February 2, 2024)

10.22	Placement Agent Agreement dated January 29, 2024 by and among CNS Pharmaceuticals, Inc., A.G.P./Alliance Global Partners and Maxim Group LLC (incorporated by reference to exhibit 1.1 of the Form 8-K filed February 2, 2024)

10.23	Form of Securities Purchase Agreement entered into in connection with June 14, 2024, offering (incorporated by reference to exhibit 10.1 of the Form 8-K filed June 14, 2024)

10.24	Financial Advisory Agreement between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, dated June 14, 2024 (incorporated by reference to exhibit 10.2 of the Form 8-K filed June 14, 2024)

10.25	Form of Securities Purchase Agreement entered into in connection with June 26, 2024, offering (incorporated by reference to exhibit 10.1 of the Form 8-K filed June 26, 2024)

10.26	Financial Advisory Agreement between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, dated June 26, 2024 (incorporated by reference to exhibit 10.2 of the Form 8-K filed June 26, 2024)

10.27	Form of Securities Purchase Agreement entered into in connection with July 3, 2024, offering (incorporated by reference to exhibit 10.1 of the Form 8-K filed July 3, 2024)

10.28	Financial Advisory Agreement between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, dated July 3, 2024 (incorporated by reference to exhibit 10.2 of the Form 8-K filed July 3, 2024)

10.29***	Form of Securities Purchase Agreement

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Exhibit Number	Description of Document

23.1***	Consent of MaloneBailey, LLP

23.2***	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1***	Power of Attorney (included on the signature page hereto)

107***	Filing Fee Table

*	Filed herewith
**	Management contract or compensatory plan, contract or arrangement.
***	Previously filed.
+	Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

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(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on July 19, 2024.

CNS PHARMACEUTICALS, INC. (Registrant)

By:	_/s/ John Climaco______________________
John Climaco Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John Climaco
John Climaco	Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2024

/s/ Christopher Downs
Christopher Downs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2024

*
Faith Charles	Director and Chair of the Board of Directors	July 19, 2024

*
Jerzy (George) Gumulka	Director	July 19, 2024

*
Jeffry Keyes	Director	July 19, 2024

*
Bettina Cockroft	Director	July 19, 2024

*
Amy Mahery	Director	July 19, 2024

*  By: Christopher Downs

Attorney-in-fact

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